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                                                                    EXHIBIT 23.8

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-101054 of Wisconsin Electric Power Company on Form S-3 of our report dated February 7, 2003, appearing in the Annual Report on Form 10-K of Wisconsin Electric Power Company for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement, as supplemented by the Prospectus Supplement dated
May 1, 2003.


/s/DELOITTE & TOUCHE LLP
------------------------
Deloitte & Touche LLP


Milwaukee, Wisconsin
May 6, 2003